                                                                   EXHIBIT 10.17

                         WEBCAST DISTRIBUTION AGREEMENT

                                 NO. 012100NEXTB



This Webcast Distribution Agreement ("Agreement") is made on January 21, 2000 ("Service Start Date"), by and between iBEAM Broadcasting Corporation-TM-, a Delaware corporation ("iBEAM"), with offices at 645 Almanor Avenue, Suite 100, Sunnyvale, CA 94086, NEXT BIG STAR, LLC ("Content Provider"), with offices in Orlando, Florida.

WHEREAS, Content Provider desires to have iBEAM-TM- distribute, and iBEAM desires to distribute, certain portions of Content Provider's content and Internet websites to providers of Internet access services.

NOW, THEREFORE, the parties hereto, for the below mentioned consideration and other good and valuable consideration recognized by the parties, hereby agree as follows:

       1.     DEFINITIONS.

       (a) WEBCAST DISTRIBUTION SERVICE: A service incorporating the Multitier Distribution Service, and Ancillary Services.

       (b) MULTITIER DISTRIBUTION SERVICE: The service provided by iBEAM, whereby iBEAM distributes On-Air, On-Stage and On-Demand Content through a system of satellite communications and/or terrestrial communications equipment, one or more computer servers, and appropriate software to iBEAM defined entities which may include entities which provide access to the Internet to consumers, commercial entities, users of private internets, and other third parties, both domestic and international, regardless of the means of access to the Internet offered thereby.

       (c) ANCILLARY SERVICE: Any service provided by iBEAM beyond that covered in the Multitier Distribution Service.

       (d) CONTENT: The Content Provider's Internet Web site(s) or other media as agreed upon mutually by the parties and provided by Content Provider to iBEAM. iBEAM will accept the Content in Windows Media Player format. Under the terms of this agreement, iBEAM and her contractors and agents will only distribute streamed content in the Windows Media format.


All information contained with this document is confidential to the Parties hereto and shall not be reproduced or disclosed to any third party without written consent of the Parties.


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                                      -2-


       (e) TELECOMMUNICATIONS PROVIDER: Any entity with which iBEAM contracts for telecommunications services for the purpose of providing the Webcast Distribution Service.

       (f) ON-DEMAND: or media on demand allows users of the Internet to view certain media types including audio and video, which are stored at various points within the iBEAM network.

       (g) ON-AIR: Distribution of Content directly through the iBEAM network without storage for later use, which exceeds seven (7) days duration.

       (h) ON-STAGE: Distribution of Content directly through the iBEAM network without storage for later use, which is equal or less than seven (7) days in duration.

       2.     CONTENT PREPARATION, DISTRIBUTION, SERVICE, LICENSE AND OWNERSHIP.

       (a) CONTENT PREPARATION: iBEAM shall prepare the Content for such services as Content Provider has elected to have iBEAM provide. Content Provider shall provide iBEAM with the access, to Content Provider facilities and/or the Content, needed for iBEAM to prepare said Content and provide services that Content Provider has elected to use. Content Provider understands that iBEAM's performance and completion of the foregoing activities is dependent in part on Content Provider's assistance and actions. Accordingly, Content Provider will use reasonable efforts to timely provide iBEAM with the items, access and assistance required to complete such activities, and any dates or time periods relevant to performance by a Party shall be appropriately and equitably extended to account for any delays due to the other Party.

       (b) WEBCAST DISTRIBUTION SERVICE: Subject to availability and the terms and conditions hereto, iBEAM undertakes to provide such Services as are elected by the Content Provider for the term of this Agreement. Content Provider will elect services as are specified in Schedule A and, with iBEAM's prior written approval, through the use of an iBEAM provided purchase request. Upon iBeam's written approval such service shall be incorporated into the Multitier Distribution Service and be subject to this Agreement. Total number of source streams and the encoded bit rates for such streams will be subject to iBEAM's prior approval. Total volume of Content Provider Content, source streams and broadcast over the Multitier Distribution Service will be subject to iBEAM approval. In the event that Content Provider materially breaches any provision of this Agreement, iBEAM shall not be under any obligation to provide any service.

       (i) Access by Internet users to the Multitier Distribution Service will be effectuated through the use of an iBEAM specified metafile. Amounts of streams to be served,


All information contained with this document is confidential to the Parties hereto and shall not be reproduced or disclosed to any third party without written consent of the Parties.

amounts to be kept as static, On-Demand and/or HTTP, will be as mutually agreed between the Parties.

       (c) LICENSE: Content Provider hereby grants to iBEAM, solely for distribution through iBEAM services that allow viewers to select the Content from Content Provider web site and are redirected to iBEAM equipment, and iBEAM accepts, a worldwide, non-exclusive, license to use, reproduce, market, promote, host, distribute, display, perform, cache, and transmit Content in connection with the Webcast Distribution Service for the purposes of this Agreement. This license includes the right to allow Telecommunications Providers to perform the same functions as iBEAM as part of the Webcast Distribution Service. iBEAM will take reasonable precautions to prevent the unauthorized reception and use of the Content, while being transported in the iBEAM network, and will take reasonable security measures to prevent such unauthorized and unlawful use or copying by third parties not intended under this Agreement to receive said Content.

       (d) OWNERSHIP: Content Provider or its licensors retains all right, title and interest to the Content. iBEAM or its assigns retains all right, title and interest to all software, products, equipment, works, and other intellectual property created, used or provided by iBEAM in connection with the Webcast Distribution Service, and other activities performed by iBEAM pursuant to this Agreement.

       3. PROMOTION. Each Party shall have the right to make public announcements and/or press releases using the other Party's name provided they have obtained prior written approval, which shall not be unreasonably withheld. Additionally, the Parties will investigate other mutually agreeable promotional activities.

       4. TERM AND TERMINATION. This Agreement shall continue with full force and effect for one (1) year from the Service Start Date (the "Initial Term") and shall thereafter renew for successive one (1) year terms (each, a "Renewal Term") unless terminated by either Party for any reason upon thirty
(30) days notice prior to the end of any Renewal Term, as the case may be, to the other Party (the "Term"). In the event iBEAM changes its pricing or services as set forth in Exhibit A, Content Provider may, prior to the effective date of the new pricing, terminate, with thirty (30) days notice, during which current pricing would apply, otherwise the Agreement will continue to the next Renewal Term unless terminated pursuant to another provision of this Agreement. Either Party may terminate this Agreement at any time, effective immediately, upon written notice to the other Party, if such other Party: (i) breaches any of its material obligations hereunder and fails to cure such breach (or to provide evidence, to the other Party's reasonable satisfaction, that it is working diligently towards curing and will have cured within an agreed-upon timeframe) within sixty (60) days of receipt of written no-


All information contained with this document is confidential to the Parties hereto and shall not be reproduced or disclosed to any third party without written consent of the Parties.

tice from the other Party; (ii) files a petition in bankruptcy; and/or (iii) makes an assignment for the benefit of its creditors. Any such termination shall be without any liability to or obligation of the terminating Party, other than with respect to any breach of obligations under this Agreement prior to termination. In the event of termination of this Agreement for any reason the following shall remain in full force and effect: Article 2(d), and Articles 6, 7 and 8.

       5.     PAYMENT.

       (a) iBEAM will provide the Multitier Distribution Service at pricing set forth within Schedule A. Payments shall be made in a manner consistent with Articles 5(c), 5(d) and 5(e).

       (b) iBEAM will provide the Ancillary Service at then current quoted rates. Payments shall be made in a manner consistent with Articles 5(c), 5(d) and 5(e).

       (c) Invoicing shall be on a monthly basis and all payments shall be made net 30 days upon receipt of invoice to the address specified on each invoice.

       (d) All prices set forth herein are exclusive of taxes. Content Provider is responsible for any taxes associated with services offered herein.

       (e) Notwithstanding the above any Content Provider located outside the United States must make payments via wire transfer to the account specified within each invoice in US dollars.

       6.     WARRANTIES AND INDEMNIFICATION.

       (a) Content Provider warrants and represents that: (i) it owns or has properly licensed all rights in the Content necessary to grant the rights and licenses granted hereunder; (ii) the Content is not obscene, infringing, misappropriated, defamatory, or violates the privacy or publicity of any third party; and (iii) all Content complies with all applicable federal, state and local laws and regulations.

       (b) iBEAM warrants and represents that: (i) it owns or has properly licensed all rights in all technology used to implement the Webcast Distribution Service necessary to grant the rights and licenses granted hereunder; (ii) none of the technology used to implement the Webcast Distribution Service infringes or misappropriates any intellectual property right of a third party; and (iii) operation of the Webcast Distribution Service complies with all applicable federal, state and local laws and regulations.


All information contained with this document is confidential to the Parties hereto and shall not be reproduced or disclosed to any third party without written consent of the Parties.

       (c) Each party ("Indemnifying party") shall indemnify and hold harmless the other party ("Indemnified party") for any breach or claim arising out of or related to the Indemnifying party's warranties, including payment of all damages, losses, expenses, costs and attorney's fees; provided that: (i) the Indemnified party promptly gives the Indemnifying party notice of a breach, claim, or threatened claim; (ii) the Indemnified party provides all reasonable assistance to the Indemnifying party in defending the claim, at the Indemnifying party's expense; and (iii) the Indemnifying party shall have sole control over the defense of the claim and all settlement negotiations. No settlement shall be effective (or indemnified) unless it is approved in writing by the Indemnifying party. The foregoing indemnity shall be a party's sole remedy for a breach of any warranty given by such party hereunder.

       (d) EXCEPT FOR THE WARRANTIES SET FORTH IN THIS ARTICLE, NEITHER PARTY MAKES ANY OTHER WARRANTIES IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, AND DISCLAIMS ALL SUCH WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. iBEAM SPECIFICALLY DISCLAIMS ALL WARRANTIES THAT THE WEBCAST DISTRIBUTION SERVICE WILL MEET ANY STANDARD OF PERFORMANCE OR ACCURACY OR THAT IT WILL BE ERROR-FREE, OR TIMELY.

       7. LIMITATION OF LIABILITIES. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR DIRECT DAMAGES IN EXCESS OF $500,000.00, OR SPECIAL, COLLATERAL, PUNITIVE, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOSS OF GOODWILL, LOSS OF PROFITS OR REVENUES, LOSS OF SAVINGS, LOSS OF USE, INTERRUPTIONS OF BUSINESS, AND CLAIMS OF CUSTOMERS) WHETHER SUCH DAMAGES OCCUR PRIOR OR SUBSEQUENT TO, OR ARE ALLEGED AS A RESULT OF, TORTIOUS CONDUCT OR BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, EVEN IF EITHER PARTY HAS BEEN ADVISED BY THE OTHER OR ANY OTHER THIRD PARTY OF THE POSSIBILITY OF SUCH DAMAGES.

       8. NON-DISCLOSURE. Each party acknowledges that during the term of this Agreement it may receive Confidential Information of the other party. "Confidential Information" shall mean all business, technical and financial information, whether in tangible form or communicated orally, which is labeled or stamped "confidential," "proprietary," or words to that effect. Notwithstanding the foregoing, any technology used by iBEAM to provide the Webcast Distribution Service shall be deemed to be Confidential Information of iBEAM. Excluded from the foregoing definition is information which: (i) is or becomes generally known


All information contained with this document is confidential to the Parties hereto and shall not be reproduced or disclosed to any third party without written consent of the Parties.

or available to the public other than as a consequence of a breach of this Agreement; (ii) was properly known or otherwise available to the receiving party prior to its disclosure; (iii) was properly disclosed by a third party to the receiving party without restriction; or (iv) is independently developed by the receiving party without access to Confidential Information. The party receiving Confidential Information shall not, during the term of this Agreement and for three (3) years after the termination of this Agreement, disclose any Confidential Information of the disclosing party to any third party or use any Confidential Information for its benefit or for the benefit of any third party except as permitted herein. The receiving party shall take reasonable precautions to maintain the confidentiality of all Confidential Information, and in no case lesser precautions than the receiving party takes with its own similar Confidential Information. Upon termination of this Agreement for any reason, such party shall immediately return or destroy all Confidential Information of the other party in its possession or control.

       9.     MISCELLANEOUS.

              Force Majeue: Neither Party shall be responsible for the effects of events of force majeure, including, but not limited to, an act of God, strike, lockout or other interference with work, war declared or undeclared, blockade, disturbance, lightning, fire, earthquake, storm, flood, explosion, network failures, error in the coding of electronic files, software limitations, or inability to obtain telecommunications services, effects of computer viruses, governmental or quasi-governmental restraint, expropriation, prohibition, intervention, direction or embargo, unavailability or delay in availability of equipment or transport, inability or delay in obtaining governmental or quasi-governmental approvals, consents, permits, licenses, authorities or allocations, and any other cause whether of the kind specified above or otherwise which is not reasonably within the control of the Party affected.

              Assignment: Neither Party may assign or transfer this Agreement or any right, duty or obligation hereunder to any third party without prior written consent of the other Party, and any such attempt shall be void and without effect, except that a Party may assign this Agreement in its entirety to a third party that acquires all or substantially all of the business or assets of such Party.

              Choice of Law: This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, without regard to its choice of law provisions. The exclusive jurisdiction for any legal proceeding regarding this Agreement shall be in the courts of the State of California and the Parties hereto expressly submit to the jurisdiction of said courts.


All information contained with this document is confidential to the Parties hereto and shall not be reproduced or disclosed to any third party without written consent of the Parties.

              Waiver: A waiver of a breach or default under this Agreement shall not be a waiver of any subsequent default. Failure of either Party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

              Drafting: If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions shall not in any way be affected or impaired thereby.

              No Partnership or Exclusivity: The Parties shall remain independent contractors to each other, and neither Party shall have the right or authority to bind the other Party to any obligation not expressly and unambiguously stated herein. The Parties hereby agree and unambiguously state hereby that this Agreement does not in any way constitute an exclusive provision for services of any type.

              Notices: All notices hereunder shall be in writing, made via registered mail or facsimile to the address first written above (or such replacement addresses provided by proper notice), and shall be deemed to be received when: (i) in the case of registered mail, on the date of registration, or (ii) in the case of facsimile, on the date indicated in the confirmation of transmission.

              Integration: This Agreement supersedes and replaces any and all prior agreements, understandings or arrangements, whether oral or written, heretofore made between the Parties and relating to the subject matter hereof and constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement. This Agreement may not be altered or amended except by an express written agreement signed by both parties hereto.

IN WITNESS WHEREOF each party executes this Agreement by an officer duly authorized to bind such party as of the date set forth below.

iBEAM Broadcasting Corporation                    NEXT BIG STAR, LLC
                                             ---------------------------

By:                                          By:
   ------------------------------------         --------------------------------

Printed:                                     Printed:
        -------------------------------              ---------------------------

Title:                                       Title:
      ---------------------------------            -----------------------------



All information contained with this document is confidential to the Parties hereto and shall not be reproduced or disclosed to any third party without written consent of the Parties.

SCHEDULE A PRICING

MultiTier Distribution Service Pricing

ON-AIR PRICING

--------------------------------------------------------------------------------------------------------
Charge                                                     Per quote
--------------------------------------------------------------------------------------------------------


ON-DEMAND PRICING (WINDOWS MEDIA PLAYER FORMAT)(a)

--------------------------------------------------------------------------------------------------------
Charge                                                   $**** per MB Transferred, per month
--------------------------------------------------------------------------------------------------------
Initial Storage                                          2 GB
--------------------------------------------------------------------------------------------------------
Additional Storage                                       $**** per GB, per month in 100 MB increments(b)
--------------------------------------------------------------------------------------------------------

ON-STAGE PRICING

--------------------------------------------------------------------------------------------------------
Charge                                                   Per quote
--------------------------------------------------------------------------------------------------------

ANCILLARY SERVICES PRICING

-------------------------------
(a) iBEAM will provide months one (1) through four (4) without charge for all On-Demand services. iBEAM will provide an invoice during the "without charge" period indicating total payment and that such payment has been paid by Microsoft through its Netcredits program. During the "without charge" period four encoded source streams will be available of 20kbps, 40kbps, 100kbps and 300kbps.

(b) All additional storage requests are subject to iBEAM's acceptance at its sole discretion and may additionally require substantial lead time to implement.

**** Confidential Treatment is being requested for these portions of this Agreement.

All information contained with this document is confidential to the Parties hereto and shall not be reproduced or disclosed to any third party without written consent of the Parties.

--------------------------------------------------------------------------------------------------------
Charge                                                   Per quote
--------------------------------------------------------------------------------------------------------

PRICING EVALUATION: In the event, Content Provider exceeds five (5) TB Transferred on two (2) consecutive months, the Parties hereby agree to re-price the above mentioned to coincide with iBEAM's then standard discount for the aforementioned volume.

MINIMUM CHARGES: Starting in month two (2) as measured from the Service Start Date, each month Content Provider will pay a minimum charge of $**** per month for the Webcast Distribution Service.

ACQUISITION CHARGE: iBEAM will acquire On-Demand Content through iBEAM's ftp server. Acquisition charges to Content Provider for On-Air, On-Stage and/or any other services will be at iBEAM's cost for such connectivity methodology plus 10%.

MB TRANSFERRED: is measured at the aggregated exit points of the iBEAM Network. For streaming media MB Transferred will be calculated by analyzing the Microsoft Windows Media logs.

95% PEAK: At five (5) minute intervals during a one (1) month period, a usage reading will be taken from each server serving Content. At the end of each month, all readings will be sorted from highest bandwidth usage to lowest bandwidth usage. All gaps or missing data readings will be treated as zero (0) Mbps readings. The highest five percent (5%) of the readings will be discarded. The remaining highest sample will be considered the ninety-five percent (95%) peak rate that will be used to calculate that particular month's billing.

iBEAM Broadcasting Corporation                  NEXT BIG STAR, LLC
                                            ---------------------------

By:                                         By:
   -------------------------------------       ---------------------------------

Printed:                                    Printed:
        --------------------------------            ----------------------------

Title:                                      Title:
      ----------------------------------          ------------------------------


All information contained with this document is confidential to the Parties hereto and shall not be reproduced or disclosed to any third party without written consent of the Parties.

**** Confidential Treatment is being requested for this portion of this Agreement.